UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2005

ROWAN COMPANIES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-5491	75-0759420
(State or other jurisdiction	(Commission file Number)	(IRS Employer
of incorporation)		Identification No.)

2800 POST OAK BOULEVARD
SUITE 5450
HOUSTON, TEXAS	77056-6127
(Address of principal executive offices)	(zip code)

(713) 621-7800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Short-Term Incentive Compensation Award for Fiscal 2005

On May 9, 2005, the Compensation Committee (the “Committee”) of the Board of Directors of Rowan Companies, Inc. (the “Company”) established the performance goals for the Company’s officers and key employees for fiscal 2005 under two integrated short-term incentive compensation plans, a broad-based profit sharing plan (the “Profit Sharing Plan”) and a targeted bonus plan (the “Bonus Plan”). Any awards under the Bonus Plan will only be made after the Profit Sharing Plan has been fully funded, and Bonus Plan awards to individual employees are first reduced by Profit Sharing Plan payouts. On May 17, 2005, the Board of Directors approved the Profit Sharing Plan and Bonus Plan.

The 2005 short-term incentive compensation performance goals are based on the results of the Company’s drilling operations, specifically, the percentage of EBITDA return on revenues in excess of a minimum threshold (with respect to the Profit Sharing Plan) and relative to budget (with respect to the Bonus Plan). Each participant of the Bonus Plan has an aggregate incentive target that is a percentage of the participant’s base salary. The amount of the aggregate payment under the Bonus Plan could range from zero to 200% of the incentive target, depending upon the extent to which the performance goals are met or exceeded. Between 60-75% of any aggregate payment under the Bonus Plan will be determined in this manner, whereas the remaining 25-40% is subject to the discretion of the Committee. The aggregate incentive targets established under the Bonus Plan for certain of the executive officers of the Company are set forth in the table below.

Name	Title	Target Bonus as % of Base Salary
Daniel F. McNease	Chairman, President and Chief Executive Officer (CEO)	75%
Robert G. Croyle	Vice Chairman and Chief Administrative Officer (CAO)	65%
Paul L. Kelly	Senior Vice President - Special Projects	55%
John L. Buvens, Jr.	Senior Vice President - Legal	55%
Mark A. Keller	Senior Vice President - Marketing	55%
David P. Russell	Vice President - Drilling Operations	55%
William H. Wells	Vice President - Finance and Treasurer	55%

A summary of each of the Profit Sharing Plan and Bonus Plan is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Long-Term Incentive Compensation Plan for Fiscal 2005

On May 9, 2005, the Committee approved awards of stock options and restricted stock to the Company’s officers and certain key employees under the 2005 Rowan Companies, Inc. Long-Term Incentive Plan (the “Long-Term Plan”) and established performance criteria governing the potential award of additional common stock (the “Performance Shares”). On May 17, 2005, the Board of Directors approved the awards and performance criteria recommended by the Committee. Pursuant to the Long-Term Plan, the stock options and restricted stock awarded to each participant vest in 25% increments over a four-year service period and the option exercise price was set at the mean of the high and low per-share sales price on the New York Stock Exchange on May 16, 2005. The awards of stock options and restricted stock made to certain of the executive officers of the Company under the Long-Term Plan are set forth in the table below.

Name	Title	Shares of Restricted Stock	Restricted Stock Value (1)	Stock Option Shares (2)	Total Shares
Daniel F. McNease	Chairman, President and CEO	20,400	$527,544	43,700	64,100
Robert G. Croyle	Vice Chairman and CAO	10,900	281,874	23,300	34,200
Paul L. Kelly	Senior Vice President - Special Projects	2,700	69,822	5,800	8,500
John L. Buvens, Jr.	Senior Vice President - Legal	6,800	175,848	14,600	21,400
Mark A. Keller	Senior Vice President - Marketing	6,800	175,848	14,600	21,400
David P. Russell	Vice President - Drilling Operations	6,100	157,746	13,100	19,200
William H. Wells	Vice President - Finance and Treasurer	5,400	139,644	11,700	17,100

(1)	Amount is based upon the last reported per-share sales price of Rowan's common stock on the New York Stock Exchange on May 17, 2005.

(2)	Stock options are exercisable at $24.98 per share, the mean of the high and low per-share sales price of Rowan's common stock on the New York Stock Exchange on May 16, 2005.

The number of Performance Shares ultimately awarded, if any, is contingent upon the Company’s total shareholder return over the three-year period ending on May 17, 2008, relative to a peer group of public companies comparable to the Company. Performance Shares awarded to the individuals listed above can range from zero to 200% of a predetermined target, with the maximum awards as follows: McNease - 62,800 shares, Croyle - 33,400 shares, Kelly - 8,400 shares, Buvens - 21,000 shares, Keller - 21,000, Russell - 18,800 and Wells - 16,800.

The Long-Term Plan was filed via Form 8-K on May 10, 2005 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit
Number	Exhibit Description

10.1	2005 Short-Term Incentive Plans: Profit Sharing Plan and Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              ROWAN COMPANIES, INC.

            By: /s/ W. H. WELLS
   W. H. Wells,
   Vice President - Finance and Treasurer (Principal Financial Officer)

Dated: May 23, 2005

 INDEX TO EXHIBITS

EXHIBIT DESCRIPTION

Exhibit
Number	Exhibit Description

10.1	2005 Short-Term Incentive Plans: Profit Sharing Plan and Bonus Plan